SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2008

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2008, the Registrant and SussexBank, a New Jersey commercial bank and the wholly-owned subsidiary of the Registrant (the “Bank”), adopted a form Amended and Restated Director Deferred Compensation Agreement (the “Agreement”) pursuant to which Directors of the Registrant or the Bank may elect to defer all or a portion of the total amount of fees due to such Director during a Plan Year (as defined in the Agreement), which fees will be paid to such Director or his or her Beneficiary upon retirement, disability, early termination or such other events set forth in the Agreement.

The amendments to the Agreement allow Directors the option of having deferred compensation earn additional credit either at a stated rate equal to the Bank’s rate of return on its investment portfolio, or at a rate that tracks the performance of the Registrant’s common stock, in which case a Director will receive his or her payout in shares of the Registrant’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10	Amended and Restated Director Deferred Compensation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: December 18, 2008	By: /s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

10	Amended and Restated Director Deferred Compensation Agreement